Exhibit 10.44

FIRST AMENDMENT

THIS FIRST AMENDMENT (the “Amendment”) is made and entered into as of January 25, 2010, by and between THE IRVINE COMPANY LLC, a Delaware limited liability company, (“Landlord”) and PROMETHEUS LABORATORIES INC., a California corporation (“Tenant”).

RECITALS

A.

Landlord (formerly known as The Irvine Company, a Delaware corporation) and Tenant are parties to that certain lease dated June 22, 2005 (the “Lease”). Pursuant to the Lease, Landlord has leased to Tenant space currently containing approximately 99,041 rentable square feet (the “Original Premises”) described as the 1st floor of the building located at 9410 Carroll Park Drive, San Diego, California (the “Building”).

B.

Tenant has requested that additional space containing approximately 11,000 rentable square feet on the mezzanine level (the “Mezzanine”) of the Building shown on Exhibit A hereto (the “Expansion Space”) be added to the Original Premises and that the Lease be appropriately amended and Landlord is willing to do the same on the following terms and conditions.

NOW, THEREFORE, in consideration of the above recitals which by this reference are incorporated herein, the mutual covenants and conditions contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant agree as follows:

I.

Expansion and Effective Date. Effective as of November 1, 2009 (the “Expansion Effective Date”), the Premises, as defined in the Lease, is increased from 99,041 rentable square feet on the 1st floor to 110,041 rentable square feet on the 1st floor and the Mezzanine level by the addition of the Expansion Space, and from and after the Expansion Effective Date, the Original Premises and the Expansion Space, collectively, shall be deemed the Premises, as defined in the Lease. The Term for the Expansion Space shall commence on the Expansion Effective Date and end on the Expiration Date (i.e., December 31, 2012). The Expansion Space is subject to all the terms and conditions of the Lease except as expressly modified herein and Tenant shall not be entitled to receive any allowances, abatements or other financial concessions granted with respect to the Original Premises or the Expansion Space, except as set forth herein or in the Lease.

II.	Basic Rent. In addition to Tenant’s obligation to pay Basic Rent for the Original Premises, Tenant shall pay Landlord Basic Rent for the Expansion Space as follows:

Months of Term or Period	Monthly Rate Per Square Foot	Monthly Basic Rent
11/1/09 – 12/31/09	$0.52	$5,720.00
1/1/10 – 12/31/10	$0.535	$5,885.00
1/1/11 – 12/31/11	$0.55	$6,050.00
1/1/12 – 12/31/12	$0.565	$6,215.00

All such Basic Rent shall be payable by Tenant in accordance with the terms of the Lease.

III.

Project Costs and Property Taxes. For the period commencing on the Expansion Effective Date and ending on the Expiration Date, Tenant shall be obligated to pay Tenant’s Share of Property Taxes accruing in connection with the Expansion Space in accordance with the Lease. For the purposes of clarity, Tenant shall be responsible for the payment of supplemental Property Taxes assessed, if any, solely with respect to the addition of the square footage in the Expansion Space and not for any other improvements. Landlord represents and warrants that no other tenant in the Project has expanded its space during the term of this Lease for which Tenant has been assessed additional charges. Landlord acknowledges and agrees that if, in the future, any other tenant in the Project expands its space, Tenant shall not be responsible for any supplemental taxes or charges due to such expansion.

IV.	Additional Security Deposit. No additional security deposit shall be required in connection with this Amendment.

V.	Improvements to Expansion Space.

A.

Condition of Expansion Space. Tenant has inspected the Expansion Space and agrees to accept the same “as is” without any agreements, representations, understandings or obligations on the part of Landlord to perform any alterations, repairs or improvements, except as may be expressly provided otherwise in this Amendment.

B.

Any construction, alterations or improvements to the Expansion Space shall be performed by Tenant at its sole cost and expense using contractors selected by Tenant and approved by Landlord and shall be governed in all respects by the provisions of Section 7.3 of the Lease. Landlord, to the best of the actual knowledge of the on-site project manager, Mark Breeden, has no actual knowledge of any failure of Tenant to comply with the terms and provisions contained therein. Nothing contained herein shall be deemed a representation by Landlord that Tenant has fully complied with Section 7.3 of the Lease.

VI.	Parking. Tenant shall not be entitled to any additional parking spaces in connection with the Expansion Space.

VII.

SDN List. Tenant hereby represents and warrants that, to the best of its knowledge, neither Tenant nor any officer, director, controlling or managing partner, member or other principal of Tenant (collectively, “Tenant Parties”) is listed as a Specially Designated National and Blocked Person (“SDN”) on the list of such persons and entities issued by the U.S. Treasury Office of Foreign Assets Control (OFAC).

VIII.

Other Pertinent Provisions. Landlord and Tenant agree that, effective as of the date of this Amendment (unless different effective date(s) is/are specifically referenced in this Section), the Lease shall be amended in the following additional respects:

A.

Restoration of Expansion Space. Upon Landlord’s request, Tenant shall restore the Expansion Space on or prior to the Expiration Date to its original condition, reasonable wear and tear excepted. Tenant’s out-of-pocket costs for such restoration shall not exceed $100,000.00. Notwithstanding the foregoing, in the event Tenant renews the Lease for a minimum of 3 years following the Expiration Date, Tenant’s restoration obligation set forth herein shall be waived.

B.

Payment and Notice. Landlord’s addresses for payment of rent and notices in accordance with Article I, Item 13 (Basic Lease Provisions) shall be deleted in their entirety and the following substituted in lieu thereof:

“Payment Address:

The Irvine Company LLC

Department #6421

Los Angeles, CA 90084-6421

Notice Address:

The Irvine Company LLC

9171 Towne Center Drive, Suite 140

San Diego, Ca 92122

Attn: Property Manager

with a copy of notices to:

THE IRVINE COMPANY LLC

P.O. Box 6370

Newport Beach, CA 92658-6370

Attn:	Vice President, Operations,
Office Properties/San Diego”

IX.	GENERAL.

A.	Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.

Entire Agreement. This Amendment and the Lease embody the entire understanding between Landlord and Tenant and can be changed only by a writing signed by Landlord and Tenant. There have been no additional oral or written representations or agreements. Under no circumstances shall Tenant be entitled to any rent abatement, improvement allowance, leasehold improvements, or any similar economic incentives that may have been provided Tenant in connection with entering into the Lease, unless specifically set forth in this Amendment.

C.

Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D.

Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.

Authority. If Tenant is a corporation, limited liability company or partnership, or is comprised of any of them, each individual executing this Amendment for the corporation, limited liability company or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of such entity and that this Amendment is binding upon such entity in accordance with its terms.

F.	Attorneys’ Fees. The provisions of the Lease respecting payment of attorneys' fees shall also apply to this Amendment.

G.

Execution of Amendment. Submission of this Amendment by Landlord is not an offer to enter into this Amendment but rather is a solicitation for such an offer by Tenant. Neither party shall be bound by this Amendment until the parties have executed and delivered the same to the other party.

H.

Nondisclosure of Terms. Tenant hereby acknowledges that the provisions of Section 22.1 of the Lease (Nondisclosure of Lease Terms) is hereby restated and in full force and effect relative to the terms and conditions of this Amendment and any other subsequent amendment, agreement, or other modification of the Lease.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Amendment as of the day and year first above written.

LANDLORD:		TENANT:

THE IRVINE COMPANY LLC, a Delaware limited liability company		PROMETHEUS LABORATORIES INC., a California corporation

By:		By:
	Steven M. Case	Printed Name:	Joseph M. Limber
	Executive Vice President Office Properties	Title:	President & CEO

By:		By:
	Michael T. Bennett	Printed Name:	Mark E. Spring
	Senior Vice President, Operations Office Properties	Title:	Sr VP Finance & CFO

9410 Carroll Park Drive

Mezzanine Addition

Exhibit A

1